UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 22, 2014
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits
Signatures
Exhibit 10.1
Exhibit 10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Change in Control Agreements
Weyerhaeuser Company (the “Company” or “Weyerhaeuser”) has entered into change in control agreements with each of its executive officers. The agreement provides for specified payments and other benefits if an executive officer’s employment is terminated by the Company or its successor during the period beginning on the effective date of a change in control of the Company and ending 24 months after a change in control. Change in control payments are not made if the termination is for cause, retirement, disability or death. Change in control payments also may be required if an executive officer leaves voluntarily because of significant changes in his or her circumstances following the change in control. If an executive officer is terminated without cause or leaves for good reason (as defined in the agreement) during the period described above following a change in control, he or she will be entitled to receive: (i) an amount equal to three times the highest rate of his or her annualized base salary rate in effect prior to the change in control; (ii) three times his or her target annual bonus established for the bonus plan year in which the date of termination occurs; (iii) an amount equal to his or her unpaid base salary and accrued vacation pay through his or her last day of work; (iv) his or her earned annual bonus prorated for the number of days in the fiscal year through the date of his or her termination; (v) a lump sum payment of seventy-five thousand dollars (net of required payroll and income tax withholding) to assist in paying for replacement health and welfare coverage following the date of termination; (vi) full vesting of his or her benefits under supplemental retirement plans in which he or she participates; and (vii) full vesting of equity awards, termination or lapsing of restrictions on equity awards and recognition of target payout opportunities attainable under performance-based equity awards. Payments under the change in control agreement are conditioned on receipt by the Company of a non-competition and release agreement from the executive officer. The foregoing description of the change in control agreement is a summary and is qualified in its entirety by reference to the change in control agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.
Severance Agreements
The Company has entered into severance agreements with each of its executive officers. The agreement provides for severance benefits if an executive officer’s employment is terminated outside of a change in control unless the termination is for cause, or is the result of the Company’s mandatory retirement policy, death, disability or voluntary termination by the executive officer. The severance benefit payable under the agreement is an amount equal to: (i) one and one-half times the highest rate of his or her annualized base salary rate in effect prior to termination (or with respect to the CEO, two times his annualized base salary); (ii) one and one-half times his or her target annual bonus established for the bonus plan year in which the date of termination occurs (or with respect to the CEO, two times his target annual bonus); (iii) his or her unpaid base salary and accrued vacation pay through his or her last day of work; (iv) his or her earned annual bonus prorated for the number of days in the fiscal year through the date of his or her termination; and (v) a lump sum payment of ten thousand dollars (net of required payroll and income tax withholding) to assist in paying for replacement health and welfare coverage following the date of termination. Payments under the severance agreement are conditioned on receipt by the Company of a non-competition and release agreement from the executive officer. The foregoing description of the severance agreement is a summary and is qualified in its entirety by reference to the severance agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

(d)	The following items are filed as exhibits to this report:
10.1	- Form of Change in Control Agreement
10.2	- Form of Severance Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Jeanne M. Hillman
Name: Jeanne M. Hillman
Title: Vice President and Chief Accounting Officer

Date: January 23, 2014